                                                                    EXHIBIT 10.1

                 SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED
                     REVOLVING CREDIT AND SECURITY AGREEMENT

          This Second Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement (the "Amendment") is made this 5th day of March, 2003, by and among WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation, Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C., and WinCup LP, L.L.C. (each individually a "Borrower" and collectively, "Borrowers"), and PNC Bank, National Association ("PNC"), as Lead Arranger and Administrative Agent (defined below), Fleet Capital Corporation ("Fleet"), as Documentation Agent (defined below) and Lenders (defined below).

                                   BACKGROUND

          A. On December 26, 2001, Borrowers, the financial institutions which are now or which hereafter become a party hereto (individually, a "Lender" and collectively, the "Lenders"), and PNC, as agent for Lenders (PNC in such capacity, the "Agent") entered into a certain Fourth Amended and Restated Revolving Credit and Security Agreement (as amended, modified, renewed, extended, replaced or substituted from time to time, the "Loan Agreement") to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the "Existing Financing Agreements." All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.

          B. Borrowers and Agent modified certain definitions, terms and conditions contained in the Loan Agreement pursuant to that (i) certain First Amendment to Revolving Credit and Security Agreement dated February 4, 2002 to facilitate the execution of a Commitment Transfer Supplement by and between Lenders and Fleet Capital Corporation and (ii) certain Letter Agreement, dated as of March 21, 2002, among Borrowers, Agent and Lenders.

          C. The Borrowers have requested and the Agent has agreed to modify certain definitions, terms and conditions in the Loan Agreement to increase the credit facilities provided therein.

          D. The parties have agreed, subject to the terms and conditions of this Amendment, to modify and amend the Existing Financing Agreements.

     NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

     1. The title page of the Loan Agreement and the Preamble shall be amended to read "Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement."

     2. As of the effective date of this Amendment, Fleet is hereby appointed as Documentation Agent ("Documentation Agent") and PNC, in addition to its appointment as an Agent is additionally appointed as Lead Arranger and Administrative Agent ("Lead Arranger and Administrative Agent") under the terms of the Existing Financing Agreements.

     3.   Section I of the Loan Agreement shall be amended as follows:

          (a) There shall be added to Section I of the Loan Agreement the following definitions:

               "Excess Cash Flow" shall mean for any fiscal period, EBITDA of Radnor on a Consolidated Basis for such fiscal period, minus non-financed capital expenditures made by Radnor on a Consolidated Basis during such fiscal period, minus taxes paid in cash by Radnor on a Consolidated Basis during such fiscal period, minus interest paid in cash by Radnor on a Consolidated Basis during such fiscal period, minus scheduled principal payments made by Radnor on a Consolidated Basis for Indebtedness of Radnor on a Consolidated Basis during such fiscal period, plus decreases in working capital of Radnor on a Consolidated Basis for such fiscal period, minus increases in working capital of Radnor on a Consolidated Basis during such fiscal period.

               "Funded Debt to EBITDA Ratio" shall mean with respect to such fiscal period the ratio of (a) all Indebtedness for Borrowed Money (less cash on hand) to (b) EBITDA.

               "Funding Date" shall mean the date on which the conditions precedent specified in Sections 14 and 15 of this Amendment have been satisfied.

               "Maximum Revolving Advance Amount" shall mean Forty Five Million Dollars ($45,000,000).

               "Mortgage" shall mean those mortgages on the Mortgaged Properties securing the original principal amount of Forty Five Million Dollars ($45,000,000) together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

               "Mortgaged Properties" shall mean that certain real property owned by WinCup Holdings, Inc. generally known as 1425 Hawthorne Lane, 1351 Hawthorne Lane and 1000 Harvester Lane, West Chicago, Illinois and that certain real property owned by WinCup Holdings, Inc. generally known as 190 Liberty Street, Metuchen, New Jersey, each as more particularly described in the Mortgages.

               "New M&E Appraisal" shall mean that certain orderly liquidation value appraisal dated as of January 29, 2003 prepared by Plastic Asset Solutions.

               "New Real Property Appraisals" shall mean those certain fair market value appraisals currently being prepared by Cushman & Wakefield and Cooney Valuation Group for each of the Mortgaged Properties.

               "OLV of Unencumbered M&E" shall mean the appraised orderly liquidation value of certain of Borrowers' Equipment as listed in the New M&E Appraisal, which is not encumbered by a Lien (other than a Permitted Encumbrance) as determined in accordance with the New M&E Appraisal.

               "Term Loan" shall mean the Advances made pursuant to Section 2.4 hereof.

               "Term Loan Rate" shall mean an interest rate per annum equal to
               (a) the sum of the Alternate Base Rate plus twenty-five (25) basis points, with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

               "Term Note" shall mean, collectively, the promissory notes described in Section 2.4 hereof.

          (b) The following definitions shall be deleted in their entirety and replaced as follows:

               "Advances" shall mean and include the Revolving Advances, Letters of Credit as well as the Term Loan.

               "Applicable Margin" for any period shall be determined by the Fixed Charge Coverage Ratio of Radnor on a Consolidated Basis calculated for the most recent fiscal quarter with respect to the four fiscal quarters then ended which shall be increased or decreased from time to time, as the case may be, so long as no Default or Event of Default shall have occurred and be continuing, as of the first day of each fiscal quarter following the fiscal quarter reported upon in the financial statements delivered pursuant to Sections 9.7 and 9.8 hereof. The Applicable Margin with respect to Eurodollar Rate Loans shall be the percentage set forth below as corresponds to the applicable ratio set forth below:

                                                  Revolving
                                                  Advances            Term Loan
                                                 Eurodollar           Eurodollar
          Fixed Charge Coverage Ratio            Rate Margin         Rate Margin
          ---------------------------            -----------         -----------
          Less than 1.5:1                           2.50%                2.75%
          1.50:1 to 1.74:1                          2.25%                2.50%
          1.75:1 or greater                         2.00%                2.25%

     In the event of a Default or Event of Default hereunder, the Applicable Margin shall be (a) 2.50% with respect to Revolving Advances and (b) 2.75% with respect to the Term Loan.

                    "Collateral" shall mean and include:

                    (a)  all Receivables;

                    (b) all Equipment (excluding Equipment as set forth in Schedule 1.1);

                    (c)  all General Intangibles;

                    (d)  all Inventory;

                    (e) all Investment Property (excluding the stock or other ownership interests of any Subsidiary of Radnor or any other Borrower);

                    (f)  all Mortgaged Properties;

                    (g) all of each Borrower's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables;
                    (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit, and money; (vi) all commercial tort claims (whether now existing or hereafter arising); and (vii) if and when obtained by any Borrower, all real and personal property of third parties in which such

                    Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables;

                    (h) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f) or (g) of this Paragraph; and

                    (i)  all proceeds and products of (a), (b), (c), (d), (e),
                    (f), (g) or (h) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

               "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

               "Fixed Charge Coverage Ratio" for any period shall mean with respect to any fiscal period the ratio of (a) EBITDA minus unfinanced capital expenditures and all distributions and dividends made during such period to (b) all Debt Payments made during such period.

               "Maximum Loan Amount" shall mean Ninety Million Dollars ($90,000,000) less repayments of the Term Loan.

               "Note" shall mean, collectively, the Revolving Credit Note and the Term Note.

               "Revolving Advances" shall mean Advances made other than Letters of Credit and the Term Loan.

               "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the Alternate Base Rate with respect to Domestic Rate Loans and (b) the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

               "Senior Notes and Second Senior Notes" shall mean, until closing and funding occurs under the Bond Refinancing (as defined below), the 10% Senior Notes due 2003 and the 10% Series B Senior Notes due 2003 issued by Radnor pursuant to the Indenture and Second Indenture, respectively; and at any time after the closing and funding of the Bond Refinancing, shall collectively mean the notes due under the Bond Refinancing documents issued by Radnor pursuant to the indenture and any notes issued in exchange or substitution therefor.

               "Term" shall mean the Effective Date through March 4, 2008.

               "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loan), plus
               (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding more than sixty (60) days beyond normal trade terms, plus (iii) fees and expenses for which Borrowers are liable hereunder but which have not been paid or charged to Borrowers' Account.

     4.   Section II of the Loan Agreement shall be amended as follows:

          (a) Section 2.1(a) shall be deleted in its entirety and replaced as follows:

               2.1 Revolving Advances.

                    (a) Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 2.1(b), each Lender, severally and not jointly, agrees to make Revolving Advances to Borrowers in accordance with the procedures provided for herein in an aggregate amount outstanding at any time not greater than such Lender's Commitment Percentage of the Borrowing Base (as defined below) minus the undrawn or unreimbursed amount of outstanding Letters of Credit unless Borrowers have deposited with Agent cash collateral in such amounts and in accordance with Section 3.2. For purposes hereof, "Borrowing Base" shall mean the lesser of (x) the Maximum Revolving Advance Amount or (y) the sum of:

                    (i) up to 85%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, plus

                    (ii) the lesser of (x) $1,000,000 or (y) up to 85%, subject to the provisions of 2.1(b) hereof ("Canadian Receivables Advance Rate"), of Eligible Canadian Receivables, plus

                    (iii) the lesser of (x) $25,000,000 or (y) up to 60%, subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of Eligible Inventory of Borrowers (the Receivables Advance Rate, the Canadian Receivables Advance Rate and the Inventory Advance Rate shall be referred to, collectively, as the "Advance Rates"), minus

                    (iv) such reserves as Agent may, in a commercially reasonable manner, reasonably deem proper and necessary.

                     The amount derived from the sum of Sections 2.1(a)(y)(i),
                     (ii) and (iii) minus (iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

               (b) Section 2.4 shall be deleted in its entirety and replaced as follows:

                     2.4 Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a Term Loan to Borrowers in the sum equal to such Lender's Commitment Percentage of Forty Five Million and 00/100 Dollars ($45,000,000), which is approximately equal to the sum of (i) 80% of the OLV of Unencumbered M&E plus
                     (ii) 70% of the value of the Mortgaged Properties based on the New Real Property Appraisals. The Term Loan shall be advanced on the Funding Date and shall be, with respect to principal, payable commencing on June 1, 2003 and continuing on the first day of each September, December, March and June thereafter as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement: (a) eight (8) consecutive quarterly payments each in the amount of One Million One Hundred Twenty Five Thousand and 00/100 Dollars ($1,125,000) followed by; (b) four (4) consecutive quarterly payments each in the amount of One Million Six Hundred Eighty Seven Thousand Five Hundred and 00/100 Dollars ($1,687,500) followed by; (c) seven (7) consecutive quarterly payments each in the amount of Two Million Two Hundred Fifty Thousand and 00/100 Dollars ($2,250,000) followed by; (d) a final payment of all outstanding principal and interest on the Term Loan plus all fees and expenses then due and owing at the expiration of the Term, and shall be evidenced by one or more secured promissory notes (collectively, the "Term Note") in substantially the form attached hereto as Exhibit 2.4.

               (c) Section 2.5 shall be deleted in its entirety and replaced as follows:

                     2.5 Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less outstanding Letters of Credit or (b) the Formula Amount less outstanding Letters of Credit.

               (d) Section 2.6 (a) shall be deleted in its entirety and replaced as follows:

                     (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 hereof and in the Term Note, subject to mandatory prepayments as herein provided.

               (e) The reference in 2.9(b) to "$5,000,000" shall be amended to read "$6,000,000".

               (f) Section 2.13(a) shall be amended by adding the following sentence:

                     "The Term Loan shall be advanced according to the Commitment Percentages of the Lenders."

               (g) Section 2.13(b) shall be amended by adding the following sentence after the first full sentence:

                     "Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Term Note, shall be applied to, that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of the Lenders."

               (h) Section 2.14 shall be deleted in its entirety and replaced as follows:

                     2.14  Mandatory Prepayments.

                     (a) To the extent required by Section 4.3 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrowers shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less taxes arising from such sale and the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied (x) first, to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof and (y) second, to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

                     (b) Borrowers shall prepay the outstanding amount of the Advances in an amount equal to thirty three percent (33%) of Excess Cash Flow for each fiscal year (not to exceed in any given fiscal year an amount equal to the greater of (i) $4,500,000 or (ii) the scheduled principal amount amortized on account of the Term Loan for that year), payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for such fiscal year but in any event not later than one hundred twenty (120) days after the end of each such fiscal year, which amount shall be applied to the outstanding principal installments of the Term Loan in the inverse order of the maturities thereof; provided however, Borrowers' requirement to make the Excess Cash Flow payments hereunder shall cease when the outstanding principal amount due under the Term Loan falls below Thirty

                     Million Dollars ($30,000,000). In the event that the financial statement referenced herein is not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation Borrowers shall make the prepayment required by this Section 2.14(b), subject to adjustment when the financial statement is delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Borrowers to deliver such financial statement.

         5.    Section III of the Loan Agreement shall be amended as follows:

               (a) Section 3.1 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

                     3.1 Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three months, at the earlier of (a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Term Loan, the applicable Term Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the Obligations other than Eurodollar Rate Loans shall bear interest at the applicable Contract Rate for Domestic Rate Loans plus two percent (2%) per annum and (ii) Eurodollar Rate Loans shall bear interest at the applicable Contract Rate for Eurodollar Rate Loans plus two (2%) percent per annum as applicable (as applicable, the "Default Rate").

               (b) Section 3.2 (i) shall be deleted in its entirety and replaced as follows:

                     (i) for the ratable benefit of Lenders for issuing or causing the issuance of a standby letter of credit, a fee computed at a per annum rate equal to two percent (2%) on the outstanding amount thereof from time to time.

               (c) Section 3.3 shall be deleted in its entirety and replaced as follows:

                     3.3   Fees.

                     (a) Facility Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Advances plus outstanding Letters of Credit for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to three eighths of one percent (.375%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each month.

         6. Section 4.3 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

                     4.3. Disposition of Collateral. Each Borrower will safeguard and protect all Collateral granted by such Borrower for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except the sale of (i) Inventory in the ordinary course of business; (ii) Equipment which is obsolete or not used or useful in the business of Borrowers not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; (iii) Equipment which is replaced by Equipment of comparable or superior quality and becomes subject to a Lien in favor of Agent subject only to Permitted Encumbrances; or (iv) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.14.

         7.    Section VI of the Loan Agreement shall be amended as follows:

               (a) Section 6.5 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

                     6.5. Fixed Charge Coverage Ratio for Radnor on a Consolidated Basis. Cause to be maintained a Fixed Charge Coverage Ratio for Radnor on a Consolidated Basis to be equal to or greater than 1.05 to 1.00 as at the end of each fiscal quarter for the most recent four fiscal quarters then ended, beginning on the date hereof and continuing through fiscal quarter ending December 31, 2003, and for each fiscal quarter thereafter cause to be maintained a Fixed Charge Coverage Ratio for Radnor on a Consolidated Basis to be equal to or greater than 1.15 to 1.00, calculated based on the most recent four fiscal quarters then ended.

               (b) Section 6.6 shall be deleted in its entirety and replaced as follows:

                     6.6. Funded Debt to EBITDA Ratio. Cause to be maintained a Funded Debt to EBITDA Ratio for Radnor on a Consolidated Basis to be calculated based on the most recent four fiscal quarters then ended not greater than the amounts set forth below for the periods set forth below:

                               Period                             Funded Debt to
                                                                  EBITDA Ratio

                     At closing and each quarter end
                     through March 31, 2004                       5.00 to 1;

                     June 30, 2004 and each quarter end
                     through December 31, 2004                    4.50 to 1;

                     March 31, 2005 and each quarter end
                     through September 30, 2005                   4.25 to 1; and

                     December 31, 2005 and each quarter end
                     thereafter                                   3.75 to 1.

         8.    Section VII of the Loan Agreement shall be amended as follows:

               (a) The reference to "$12,000,000" contained in Section 7.6 shall be amended to read "$13,000,000"; and

               (b) Section 7.8(iii) shall be deleted in its entirety and replaced as follows:

                     Indebtedness due under the Senior Notes and the Second Senior Notes, the related indentures and/or guaranties in respect of the Senior Notes and the Second Senior Notes.

         9. The reference to "ninety (90) days" contained in the first sentence of Section 9.7 shall be amended to read "one hundred twenty (120) days".

         10. The reference to "$300,000" contained in Section 10.6 shall be amended to read "$500,000".

         11. Section 13.1 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

               13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon fifteen (15) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the first anniversary of the Closing Date, Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to 1% of the Maximum Revolving Advance Amount plus 1% the outstanding principal balance due under the Term Loan. Borrowers may prepay the Term Loan in part at any time or from time to time without penalty.

         12. The following section 14.11 is hereby added to the Loan Agreement and shall read as follows:

               14.11 Other Agents. The Documentation Agent and the Lead Arranger are named for recognition purposes only, and in their respective capacities as such shall have no powers, duties responsibilities or liabilities with respect to this Amendment or the Existing Financing Agreements, it being understood that the Documentation Agent and the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of "Agent". Without limitation of the foregoing, neither the Documentation Agent nor the Lead Arranger shall, solely by reason of this Amendment or the Existing Financing Agreements, have any fiduciary relationship in respect of any Lender or any other Person.

         13.   Representations and Warranties. Each Borrower hereby:

               (a) reaffirms all representations and warranties made to Agent and Lenders under the Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct as of the date hereof;

               (b) reaffirms all of the covenants contained in the Agreement and covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

               (c) represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

               (d) represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate action and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its Articles of Incorporation and By-laws or of any contract or agreement to which it is a party or by which any of its properties are bound; and

               (e) represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms.

         14. Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the conditions set forth in Section 15 below as well as completion of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent's counsel):

               (a) Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to each Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Mortgaged Properties subject to the Mortgage, insuring the Mortgages create a valid Lien on the Mortgaged Properties with no exceptions which Agent shall not have approved in writing and no survey exceptions;

               (b) Borrowers shall demonstrate, after giving effect to the Advances hereunder, Undrawn Availability of at least $8,000,000;

               (c) The receipt by Agent of each Lender's Commitment Percentage of the Revolving Advances and the Term Loan (in an aggregate amount equal to Fifty Million Dollars ($50,000,000)) pursuant to those certain commitments received from the additional lenders; and

               (d) Agent shall have received all fees which are payable to Agent or to the Lenders as required by the Loan Agreement, this Amendment or any fee letter entered into by Borrowers and Agent.

         In addition, failure to provide Agent, within ninety (90) days of the date of this Amendment, executed landlord waivers and mortgagee waivers from each landlord and/or mortgagee of Borrowers, each in form and substance satisfactory to Agent and its counsel, shall be an Event of Default under the Loan Agreement and Agent may waive such an Event of Default only with the consent of Lenders holding one hundred percent (100%) of the Advances, or if no Advances are outstanding one hundred percent (100%) of the Commitment Percentages.

         15. Additional Effectiveness Condition. Notwithstanding satisfaction of the conditions set forth in Section 14 above, this Amendment shall not become effective, and funding hereunder shall not occur, until (i) Borrowers have successfully completed a high-yield debt offering for the issuance of $135,000,000 of new notes on terms and conditions substantially in accordance with the preliminary offering memorandum dated February 19, 2003; and (ii) Borrowers have received the net proceeds from the issuance of new notes in connection with such high-yield debt offering (such clause (i) and clause (ii), collectively, the "Bond Refinancing"). In the event the Borrowers do not successfully complete such high-yield debt offering, or Borrowers do not receive the net proceeds due to Borrowers in connection with the Bond Refinancing within twenty (20) days of the date of this Amendment, this Amendment shall be void and of no effect."

         16. Further Assurances and Affirmative Covenant. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

         17. Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys' fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

         18. Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing

Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.

         19.   Miscellaneous.

               (a) Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

               (b) Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

               (c) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

               (d) Governing Law. The terms and conditions of this Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

               (e) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                      [Signatures begin on following pages]

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                            WINCUP HOLDINGS, INC.

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                            RADNOR CHEMICAL CORPORATION

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                            STYROCHEM U.S., LTD.
                            By: StyroChem GP, LLC, its General Partner
                            By: Radnor Chemical Corporation, its Sole Member

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                            RADNOR HOLDINGS CORPORATION

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                            RADNOR DELAWARE II, INC.

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                            STYROCHEM DELAWARE, INC.

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                             Signature Page 1 of 4

                            WINCUP TEXAS, LTD.
                            By: WinCup GP, LLC, its General Partner
                             By: WinCup Holdings, Inc., its Sole Member

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                            STYROCHEM GP, L.L.C.
                            By: Radnor Chemical Corporation, its Sole Member

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                            STYROCHEM LP, L.L.C.
                            By: Radnor Chemical Corporation, its Sole Member

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                            WINCUP GP, L.L.C.
                            By: WinCup Holdings, Inc. its Sole Member

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                            WINCUP LP, L.L.C.
                            By: WinCup Holdings, Inc. its Sole Member

                            By: /s/ R. Radcliffe Hastings
                               -------------------------------------------------
                            R. Radcliffe Hastings, Sr. Vice President, Treasurer

                             Signature Page 2 of 4

                                     Agents:
                                     PNC BANK, NATIONAL ASSOCIATION,
                                     as Agent

                                     By:  /s/ Rodger Rickenbrode
                                          --------------------------------------

                                     Name:  Rodger Rickenbrode
                                            ------------------------------------

                                     Title:  Senior Vice President
                                             -----------------------------------

                                     PNC BANK, NATIONAL ASSOCIATION,
                                     as Lead Arranger and Administrative Agent

                                     By:  /s/ Rodger Rickenbrode
                                          --------------------------------------

                                     Name:  Rodger Rickenbrode
                                            ------------------------------------

                                     Title:  Senior Vice President
                                             -----------------------------------

                                     FLEET CAPITAL CORPORATION,
                                     as Documentation Agent

                                     By:  /s/ Robert Anchundia
                                          --------------------------------------

                                     Lenders:
                                     PNC BANK, NATIONAL ASSOCIATION,
                                     as Lender

                                     By:  /s/ Rodger Rickenbrode
                                          --------------------------------------

                                     Name:  Rodger Rickenbrode
                                            ------------------------------------

                                     Title:  Senior Vice President
                                             -----------------------------------
                                     Commitment Percentage: 44.444%

                             Signature Page 3 of 4

                                       FLEET CAPITAL CORPORATION, as Lender

                                       By:  /s/ Robert Anchundia
                                            ------------------------------------

                                       Name:  Robert Anchundia
                                              ----------------------------------

                                       Title:  Vice President
                                               ---------------------------------
                                       Commitment Percentage: 27.777%

                                       LASALLE BUSINESS CREDIT, LLC,
                                       as Lender

                                       By:  /s/ Donald A. Tomlinson
                                            ------------------------------------

                                       Name:  Donald A. Tomlinson
                                              ----------------------------------

                                       Title:  Vice President
                                               ---------------------------------
                                       Commitment Percentage: 27.777%

                             Signature Page 4 of 4

                        [SCHEDULES AND EXHIBITS OMITTED]